Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this quarterly report on Form 10-Q of Transcat, Inc., Charles P. Hadeed, the Chief Executive Officer of Transcat, Inc. and John J. Zimmer, the Chief Financial Officer of Transcat, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:
1.	This quarterly report on Form 10-Q for the first quarter ended June 26, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this quarterly report on Form 10-Q for the first quarter ended June 26, 2010 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

Date: August 9, 2010	/s/ Charles P. Hadeed

Charles P. Hadeed
President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

Date: August 9, 2010	/s/ John J. Zimmer

John J. Zimmer
Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.